Exhibit 10.45

MUTUAL HOLD HARMLESS AND INDEMNIFICATION AGREEMENT

This Mutual Hold Harmless and Indemnification Agreement is made effective the 31st day of December, 2011 at San Diego, California. Blue Earth, Inc. and Xnergy, Inc. (corporations) do hereby acknowledge and confirm their agreement to provide this Mutual Hold Harmless and Indemnification Agreement – Covenant in favor of Jeff Gosselin, Cheryl Gosselin and CJ3, LLC as provided in that certain "Capital Stock Purchase and Lease Agreement", paragraphs 14 and 15, inclusive. By this Agreement, based upon the considerations set forth and described in the Capital Stock Purchase and Lease Agreement made and entered into on the 20th day of December, 2011, the parties do hereby mutually execute the terms and provisions hereof:

1. Blue Earth, Inc. and Xnergy, Inc. do hereby agree to indemnify and hold Jeff Gosselin, Cheryl Gosselin and CJ3, LLC harmless from any and all claims that relate to the operations of Blue Earth which include both providing a legal defense (counsel to be selected by Jeff Gosselin and Cheryl Gosselin of their own choice) and satisfying any claim brought by anyone, including but not limited to vendors, customers, share holders, creditors or other persons or entities who may bring forth any such claim.

2. Jeff Gosselin, Cheryl Gosselin and CJ3, LLC, do hereby agree to indemnify and hold Blue Earth, Inc. and Xnergy, Inc. (corporations) harmless from any and all claims that result from their actions or inactions related to the Capital Stock Purchase and Lease Agreement between the parties made and entered into effective December 20, 2011. This indemnification will include both providing a legal defense (counsel to be selected by the two corporations of their own choice) and satisfying any claim brought by anyone, including but not limited to vendors, customers, shareholders, creditors or other persons or entities who may bring forth any such claim.

3. The covenant of good faith and fair dealings is inherent in this Agreement. All parties agree to deal in good faith and fairly with respect to the existing contracts and agreements and to earnestly avoid any conduct that would in any way deprive or depreciate the intentions and the goals sought by the parties as a result of their written arrangements.

Blue Earth, Inc.

By: [signature]
Johnny Thomas
Title: CEO, President
Date: 12-28-2011

Xnergy, Inc.

By: [signature]
D. Jason Davis
Title Pres/CEO
Date: 12-28-2011

[signature]
Jeff Gosselin
Date: 12-20-2011

[signature]
Cheryl Gosselin
Date: 12-20-2011